UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2026

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40775	86-3386030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (704) 252-5050

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AMOD	The Nasdaq Stock Market, LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AMODW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On or about January 20, 2026, the Company issued 45,817 shares of Class A common stock to each of the four non-employee directors of the Company (William Ullman, Greg Richter, Michael Garel, and Scott Wattenberg) in consideration of each of the directors’ $25,000 quarterly equity fee for the fourth quarter of 2025 pursuant to their director agreements, valued based on the 10-day average closing price of the Company’s common stock as of the end of the fourth quarter of 2025, or approximately $0.5457 per share.

On or about January 20, 2026, the Company issued 114,543 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly equity fee for the fourth quarter of 2025 pursuant to his employment agreement, valued based on the 10-day average closing price of the Company’s common stock as of the end of the fourth quarter of 2025, or approximately $0.5457 per share.

On or about January 20, 2026, the Company issued 54,249 shares of Class A common stock to the Company’s Chief Financial Officer, Rodney Sperry, in consideration of (i) his $18,000 quarterly equity fee for the fourth quarter of 2025 pursuant to his employment agreement, valued based on the closing price of the Company’s common stock as of the end of the fourth quarter of 2025, or approximately $0.4601 per share, and (ii) his $18,000 quarterly equity fee for the third quarter of 2025 pursuant to his employment agreement, valued based on the closing price of the Company’s common stock as of the end of the third quarter of 2025, or approximately $1.19 per share.

On or about January 20, 2026, the Company issued 119,752 shares of Class A common stock to the Company’s VP of Technology, Puneet Vij, in consideration of his $65,342.47 equity fee for September 16, 2025, through December 31, 2025 ($225,000 per year) pursuant to his employment agreement, valued based on the 10-day average closing price of the Company’s common stock as of the end of the fourth quarter of 2025, or approximately $0.5457 per share.

The Company issued the foregoing securities pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder, as the shareholders were accredited or financially sophisticated and had adequate access, through business or other relationships, to information about the Company, and the sales did not involve a public offering of securities or any general solicitation.

Item 8.01. Other Events.

On or about January 20, 2026, the Company issued (i) 4,000,000 shares of Class A common stock to Leron Group LLC, (ii) 250,000 shares of Class A common stock to Rucus Holdings LLC, and (iii) 400,000 shares of Class A common stock to Maxim Group LLC. These shares were registered in the Company’s registration statement on Form S-1 filed by the Company on December 11, 2025, and declared effective on December 19, 2025.

On or about January 21, 2026, and January 22, 2026, the Company issued an aggregate of 360,381 shares of Class A common stock to H.C. Wainwright & Co., LLC, pursuant to the Company’s At The Market Offering Agreement with H.C. Wainwright & Co., LLC, dated January 7, 2026. These shares were registered in the Company’s registration statement on Form S-3 filed by the Company on January 7, 2026, and declared effective on January 16, 2026.

Following the issuance of all of the shares of Class A common stock described above (in both Item 3.02 and Item 8.01 herein), the Company had 47,442,151 shares of Class A common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA MODUS HOLDINGS, INC.

Date: January 26, 2026	By:	/s/ William Alessi
	Name:	William Alessi
	Title:	President and Chief Executive Officer